UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 5, 2006
MICHAELS STORES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09338	75-1943604
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
8000 Bent Branch Drive
Irving, Texas 75063
P.O. Box 619566
DFW, Texas 75261-9566
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 409-1300

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     The information contained in this Item 2.02 of this Current Report on Form 8-K and the exhibit attached hereto is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained in this Item 2.02 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.
     On August 3, 2006, Michaels Stores, Inc. issued a press release announcing, among other things, its sales results for the second quarter of fiscal 2006. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 8.01. Other Events.
     On June 8, 2006, Michaels announced that its Audit Committee (assisted by independent legal counsel and outside accounting experts) had commenced an internal review of Michaels’ historical stock option practices, including a review of Michaels’ underlying option grant documentation and procedures and related accounting. As of the date of this report, the Audit Committee has not reached any final conclusions as the internal review has not yet been completed. On June 30, 2006, Michaels announced that its Board of Directors had approved an agreement and plan of merger (the “Merger Agreement”) between the Company and the entities sponsored by Bain Capital, LLC (“Bain”) and The Blackstone Group (“Blackstone”). As described below and as described in the Company’s other reports filed with the Securities and Exchange Commission referenced below, (a) certain lawsuits and certain amendments to existing lawsuits have been filed relating to the Company’s historical stock option procedures and/or relating to Michaels’ pending transaction with Bain and Blackstone and (b) the Company has received two grand jury subpoenas and a letter from the Securities and Exchange Commission relating to its historical stock option practices.
Fathergill
     As described in Micheals’ Form 10-Q for the quarterly period ended April 29, 2006, “Part II — Other Information — Item 1. Legal Proceedings — Derivative Claims,” on March 21, 2003, Julie Fathergill filed a purported stockholder derivative action naming certain former and current officers and directors of Michaels, including all of Michaels’ current directors, as individual defendants and Michaels as a nominal defendant. The derivative action originally related to actions prior to Michaels’ announcement on November 7, 2002 that the Company had revised its outlook for the fourth fiscal quarter of 2002, adjusting downward guidance for annual earnings per diluted share. The action, as amended on December 8, 2005, includes allegations that, prior to that announcement, certain of the defendants made misrepresentations and failed to disclose negative information about the financial condition of Michaels while the individual defendants were selling shares of Michaels common stock and allegations questioning, among other things, issues relating to Michaels’ inventory systems and infrastructure, as well as transactions and holdings of Michaels common stock by certain trusts established by or for the benefit of two of Michaels’ directors and/or their families.

     On July 10, 2006, the plaintiff filed a Second Amended Shareholder Derivative and Class Action Petition in which she reasserted many of the same factual allegations previously disclosed, added new derivative allegations regarding the granting of stock options to certain officers and directors from 1994 through 2000, and class action allegations regarding the proposed transaction with Bain and Blackstone, and added certain additional former officers and directors as individual defendants. Among other things, the plaintiff seeks (a) a declaration that the Merger Agreement violates the individual defendants’ fiduciary duties and therefore is unlawful and unenforceable, (b) an injunction that prevents the consummation of the proposed transaction unless and until the Company discloses all material facts regarding the merger and implements procedures to obtain the highest possible price for the Company, (c) an indeterminate amount of damages from the individual defendants, (d) certain corporate governance changes, (e) formation of a constructive trust on the proceeds of defendants’ alleged trading activities and (f) restitution from, and disgorgement of proceeds derived by, the named officers with respect to the alleged acts.
Gottlieb and Schuman
     As described in Michaels’ Form 10-Q for the quarterly period ended April 29, 2006, “Part II — Other Information — Item 1. Legal Proceedings — Derivative Claims,” on June 9, 2006 and June 12, 2006, Feivel Gottlieb and Roberta Schuman filed purported stockholder derivative actions against the current members of Michaels’ Board of Directors as individual defendants, and against Michaels as a nominal defendant in connection with Michaels’ historical stock option practices.
     On July 5, 2006, the plaintiffs filed First Amended Shareholder Derivative and Class Action Petitions (“Amended Petitions”) against the individual defendants, Michaels as a nominal defendant, and against Bain and Blackstone. In addition to the derivative allegations previously disclosed, the Amended Petitions add class action allegations against Michaels’ directors for breach of fiduciary duty related to the proposed transaction with Bain and Blackstone, and a claim against Bain and Blackstone for aiding and abetting the directors’ alleged breach of fiduciary duty. In addition to the previously disclosed relief sought by the plaintiffs, as a result of these new claims, the plaintiffs seek (a) to enjoin the transaction with Bain and Blackstone (or declare it void, if it is consummated), (b) require the defendants to disgorge the property they received as a result of their allegedly wrongful conduct and (c) an indeterminate amount of damages from the defendants, jointly and severally.
Hulliung
     As described in Michaels’ Form 8-K filed on June 28, 2006, on June 19, 2006, Albert Hulliung filed a purported stockholder derivative action against our Chairman of the Board and Vice Chairman of the Board, in their capacities as officers and directors, all of Michaels’ other current directors, one additional current officer and certain of our former officers as individual defendants and Michaels as a nominal defendant in connection with Michaels’ historical stock option practices.

     On July 27, 2006, the plaintiff amended his complaint adding certain other former and current officers and one former director of Michaels as individual defendants and including allegations similar to those set forth in the recently amended Fathergill Petition, described above. The plaintiff asserts claims derivatively on behalf of Michaels for (a) breach of fiduciary duty and violations of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder by each of the individual defendants, (b) unjust enrichment against certain of the individual defendants who received stock options during the relevant period and (c) insider selling against certain of the individual defendants who sold Michaels common stock during the time period. Additionally, the plaintiff purports to represent a class of Michaels’ shareholders. The plaintiff seeks, among other relief, (i) an indeterminate amount of damages from the individual defendants, (ii) restitution from, and disgorgement of proceeds derived by, the individual defendants who received stock options, (iii) the imposition of a constructive trust against the individuals who were alleged to have engaged in insider sales and (iv) other unspecified equitable relief.
Ziolkowski
     On July 7, 2006, James and Christine Ziolkowski filed a purported stockholder derivative action, which is pending in the United States District Court, Northern District of Texas, Dallas Division. The lawsuit names certain former and current officers and directors of Michaels as individual defendants, and Michaels as a nominal defendant. In connection with the granting of stock options to the named officers, the plaintiffs assert claims of (a) breaches of fiduciary duty and violations of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder by each of the individual defendants, (b) aiding and abetting of the named officers’ breach of their fiduciary duties by the director defendants and (c) unjust enrichment and rescission against the named officers. The plaintiffs seek, among other relief, (i) an indeterminate amount of damages from the individual defendants, (ii) restitution from, and disgorgement of proceeds derived by, the named officers with respect to the alleged acts, (iii) rescission of all option contracts granted to the named officers, and cancellation of any current or future obligations of Michaels under any executory contracts obtained by the named officers as a result of the alleged acts, (iv) formation of a constructive trust to hold all executory option contracts issued to the named officers and (v) punitive damages against the named officers. All of these claims are asserted derivatively on behalf of Michaels.
Governmental Inquiries
     On July 27, 2006, the Company received a grand jury subpoena issued by the U.S. District Court for the Northern District of Texas requesting documents relating to the granting of stock options during 1990 to present. As described in Michaels’ Form 8-K, filed on June 16, 2006, the Company has also received a grand jury subpoena from the U.S. District Court for the Southern District of New York requesting documents relating to the granting of stock options and, as described in Michaels’ Form 8-K, filed on June 15, 2006, the Company has received a letter from the Division of Enforcement of the Securities and Exchange Commission requesting that the Company preserve certain documents concerning stock option grants and stating that the Securities and Exchange Commission intends to request a production of such documents in the future.

     For additional information regarding the Audit Committee’s internal review of our historical stock option practices, see our Form 10-Q for the quarterly period ended April 29, 2006, “Part II — Other Information — Item 1. Legal Proceedings — Internal Review of Stock Option Practices.” For additional information regarding the Company’s pending transaction with Bain and Blackstone, see our Form 8-K filed on July 6, 2006.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description
99.1	Press release issued by Michaels Stores, Inc., dated August 3, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAELS STORES, INC.

By:	/s/ Jeffrey N. Boyer

Jeffrey N. Boyer
President and Chief Financial Officer
Date: August 3, 2006

Index to Exhibits

Exhibit Number	Description
99.1	Press release issued by Michaels Stores, Inc., dated August 3, 2006